Exhibit 99.1

Bristol West Appoints Robert D. Sadler as Chief Financial Officer

          DAVIE, Fla., Nov. 27 /PRNewswire-FirstCall/ -- Bristol West Holdings, Inc. (NYSE: BRW) today announced that Robert D. Sadler, CPA, has been appointed Senior Vice President -- Chief Financial Officer of Bristol West.  He will replace Craig E. Eisenacher, who resigned as Senior Vice President -- Chief Financial Officer of Bristol West to accept the position of Execuitve Vice President and  Chief Financial Officer of Everest Re Group Ltd.  Mr. Sadler’s appointment and Mr. Eisenacher’s resignation will both be effective December 8, 2006.

          Mr. Sadler, 43, has served as Bristol West’s Senior Vice President -- Marketing since April 2001, when Bristol West acquired Reliant Insurance.  Mr. Sadler served as Chief Financial Officer of Reliant from 1996-2001, and as Chief Financial Officer of Agency Insurance Company of Maryland, Inc. from 1992-1996.  Mr. Sadler started his career at Ernst & Young, where he worked from 1985-1992.

          Jeffrey J. Dailey, Bristol West’s Chief Executive Officer, said, “Craig has done an excellent job in developing our Finance Department, and we wish him well in his new position with Everest Re.  As a testament to the depth of our management team, I’m excited about the appointment of Bob to the position of Chief Financial Officer.  I’ve worked side by side with Bob for more than ten years, and he has a thorough understanding of every facet of our business.  Previously he has served as Chief Financial Officer of Reliant, and more recently he has gained operating experience by leading our Marketing Department.  Bob’s financial expertise and deep understanding of our business will add value to our operations, and will allow us to continue to provide clear, concise financial information to our shareholders.”

          About Bristol West

          Bristol West Holdings, Inc. began its operations in 1973, and provides private passenger automobile insurance exclusively through agents and brokers in 21 states.  Bristol West is traded on the New York Stock Exchange under the symbol, BRW.

          For more information about Bristol West, please visit our website, http://www.bristolwest.com.

          CONTACT:
          Jeffrey J. Dailey, Bristol West Holdings, Inc.

          1-954-316-5170

SOURCE  Bristol West Holdings, Inc.
          -0-                                        11/27/2006
          /CONTACT:  Jeffrey J. Dailey of Bristol West Holdings, Inc.,  +1-954-316-5170/
          /First Call Analyst: /
          /FCMN Contact: monikah.ogando@bristolwest.com /
          /Web site:  http://www.bristolwest.com/